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                                                                    Exhibit 4.1



                                    As adopted 6/26/95 and amended and restated
                                                     7/22/96, effective 11/1/96


                                   HPR INC.

                   AMENDED AND RESTATED HPR 1995 STOCK PLAN


    1. Purpose. The purpose of this HPR 1995 Stock Plan (the "Plan") is to advance the interests of HPR Inc., a Delaware corporation (the "Company"), by strengthening the ability of the Company to attract, retain and motivate key employees, consultants and other individual contributors of or to the Company or any present or future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options") which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as heretofore and hereafter amended (the "Code"), and nonstatutory stock options ("Nonqualified Options") which are not intended to meet the requirements of Section 422 of the Code and which are intended to be taxed under Section 83 of the Code (both Incentive Options and Nonqualified Options shall be collectively referred to as "Options"), (ii) stock purchase authorizations ("Purchase Authorizations"), (iii) stock bonus awards ("Bonuses") and (iv) Stock Appreciation Rights ("SARs"). (Items (i) through
(iv) above shall collectively be referred to herein as "Awards".)

    2. Effective Date. This Plan was adopted by the Board of Directors of the Company (the "Board") on June 26, 1995 (the "effective date" of the Plan) and approved by the stockholders on July 20, 1995. This Plan was amended and restated by the Board of Directors on July 22, 1996, such amendment and restatement to be effective on November 1, 1996, subject to approval by the stockholders on or before July 22, 1997.

    3. Stock Covered by the Plan. Subject to adjustment as provided in Sections 10 and 11 below, the shares that may be made subject to Awards under this Plan ("Shares") shall not exceed in the aggregate 2,035,000 shares of the common stock, $.01 par value, of the Company ("Common Stock"). Any Shares subject to an Option, SAR or Purchase Authorization which for any reason expires or is terminated unexercised as to such Shares, any Shares reacquired by the Company pursuant to forfeiture or a repurchase right hereunder, and any Shares subject to an SAR which are not issued upon exercise of the SAR may again be the subject of an Award under the Plan. The Shares purchased pursuant to Purchase Authorizations or the exercise of Options under this Plan or issued as Bonuses or pursuant to SARs may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.


                              Page 11 of 29 Pages

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    4.   Administration.  This Plan shall be administered by the Board of
Directors, whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have the authority to delegate to the Compensation Committee of the Board (the "Committee") the authority to administer this Plan as set forth in this Section 4 and to recommend that the Board grant Awards. Each member of the Committee shall be, and shall have been at all times within the one-year period ending on the date of his or her appointment to the Committee, a person who in the opinion of counsel to the Company is an "outside director" as such term is used in proposed regulation 1.162-27(e)(3) under Section 162(m) of the Code. The Board shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Awards and related agreements to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Awards and related agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board and no delegate of the Board shall be liable for any action or determination under the Plan made in good faith. Notwithstanding the foregoing, the Board, or the Committee as its delegate, shall have authority to establish guidelines for the grant of Awards to key employees of the Company Group who are not executive officers of the Company and to delegate to the Company's Chief Executive Officer the authority to recommend to the Board the grant of Awards, within such guidelines, to such eligible non-executive key employees.

    5. Approval by Board of Directors. Notwithstanding anything in this Plan to the contrary, including without limitation the delegation of authority to the Committee, all grants of Awards shall be approved by the Board of Directors.

    6. Eligible Recipients. Awards may be granted to such key employees, consultants or other individual contributors of or to the Company Group, including without limitation members of the Board who are employees and members of any medical scientific or technical advisory boards, as are selected by the Board or (except as to employees who are Company executive officers) by the Board's delegate pursuant to section 4 above (a "Participant"); provided, that only employees of the Company Group shall be eligible for grant of an Incentive Option.

    7. Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Section 14 hereafter, and no Awards may be granted or made thereafter.

    8. Terms and Conditions of Options, Purchase Authorizations, SARs and Bonuses. Awards granted or made under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Board shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:


                              Page 12 of 29 Pages

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         (a)  Price.  The purchase price per Share payable upon the exercise of each Option or the purchase pursuant to each Purchase Authorization granted or made hereunder shall be determined by the Board at the time the Option or Purchase Authorization is granted or made. Subject to the condition of paragraph 8(k)(i), if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Market Price (as such term is defined below) per share of the Common Stock on the day the Incentive Option is granted. The purchase price per Share payable on exercise of each Nonqualified Option or upon the purchase of Shares pursuant to each Purchase Authorization granted hereunder shall be not less than eighty-five percent (85%) of the Market Price per Share of the Common Stock on the date of the grant. Bonus Shares shall be issued in consideration of services previously rendered, which shall be valued for such purposes by the Board. No Share shall be issued for less than its par value, paid in cash, property or services. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market System for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may
be); provided that if the Common Stock is no longer traded on the Nasdaq National Market System on the relevant date, then the Market Price as of such date shall be determined by the Board equal to the fair market value of the Common Stock in accordance with applicable provisions of the Code then in effect.

         (b) Stock Appreciation Rights. Appreciation Rights shall be grants entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to or less than the excess of the Market Price per share of the Company's Common Stock on the date of exercise over the Market Price per share of the Company's Common Stock on the date of grant, multiplied by the number of Shares with respect to which the SAR shall have been exercised.

         (c) Number of Shares. Each agreement shall specify the number of Shares to which it pertains.

         (d) Exercise of Options. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board may determine or as the Committee may determine at the time it recommends that the Board grant such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten
(10) years after the date of the grant of such Option (or five (5) years in the case of Incentive Options to which paragraph 8(k)(ii) applies). An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and accompanied by either (i) payment or
(ii) if permitted by the Board, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with paragraph 8(e)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Board referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.


                              Page 13 of 29 Pages


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         (e)  Payment.  Payment shall be made in full (i) at the time the
Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in paragraph 8(d)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to paragraph 8(d)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made either (a) in cash, (b) by check, (c) if permitted by the Board (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company Stock having a Market Price (as determined by the Board) determined by the Board) equal to the exercise or purchase price, (d) if permitted by the Board, stated in the agreement evidencing the Option or Purchase Authorization, and to the extent permitted by any applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised, or
(e) by a combination of (a), (b), (c) and/or (d). If shares of Company Stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option or Purchase Authorization may not be paid by delivery and assignment to the Company of shares of Company Stock or through irrevocable instructions to a broker as referred to in Paragraph 8(d)(ii) above to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

         (f) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or SAR or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or SARs or purchased or issued pursuant to Purchase Authorizations or Bonuses. The Participant may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Board in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Board.

         (g) Non-Transferability. No Option, SAR, or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option, SAR or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant, provided, however, that the Board may permit a Participant to transfer an Award if such transfer is made pursuant to uniformly applied criteria established by the Board prior to such transfer.


                              Page 14 of 29 Pages

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         (h)  Termination of Options, SARs and Purchase Authorizations.
Nothing in this Plan or in any agreement representing any Award shall restrict the right of any member of the Company Group to terminate the employment of any Participant at any time and for any reason, with or without notice. Each Purchase Authorization and SAR shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group. Except to the extent the Board provides specifically in agreement evidencing an Option for a lesser period (or a greater period, provided that in the case of Incentive Options such period shall not exceed three months), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group in accordance with the following provisions:

              (i) if the Participant ceases to perform services for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of one month after the date of such cessation of the Performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

              (ii) if the Participant ceases to perform services because of disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of six months after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

              (iii) if the Participant ceases to perform services because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of six months after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

provided, however, that no Option, SAR or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options, SARs and Purchase Authorizations may be exercised only as to Vested Shares (as defined in the applicable agreement with the Participant) after the Participant has ceased to perform services for any member of the Company Group.

         (i) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate, if any, in the Participant's name for such Shares.

         (j) Repurchase of Shares by the Company. Any Shares purchased or acquired upon exercise of an Option or SAR or pursuant to a Purchase Authorization or Bonus may in the discretion of the Board be subject to repurchase by or forfeiture to the Company if


                              Page 15 of 29 Pages

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and to the extent and at the repurchase price, if any, specifically set forth in the option, purchase, SAR or bonus agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the option, purchase, SAR or bonus agreement pursuant to which the Shares were purchased or acquired.

         (k) 10% Stockholder. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

              (i) The exercise price per Share subject to such Option shall not be less than 110% of the fair market value of each Share on the date of grant; and

              (ii) The Option shall not have a term in excess of five years from the date of grant.

         (l) Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Award hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, assignment of inventions and related matters.

         (m) Aggregate Limitation. The maximum number of Shares with respect to which any Awards may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 400,000 shares.

    9. Restrictions on Incentive Options. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate Market Price, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this paragraph 9 is granted, the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of
Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

    10.  Stock Dividends; Stock Splits; Stock Combinations;
Recapitalizations. Appropriate adjustment shall be made by the Board in the maximum number of Shares subject to the Plan and in the number, kind, and exercise or purchase price of Shares covered by


                              Page 16 of 29 Pages

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outstanding Options, SARs and Purchase Authorizations granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

    11. Merger; Sale of Assets. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option, SAR or Purchase Authorization under the Plan and the number and kind of Shares then subject to Options, SARs or Purchase Authorizations granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every Option, SAR and Purchase Authorization hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may provide that some or all of the unexercised portion of any one or more of the outstanding Options, SARs or Purchase Authorizations and some or all of the unvested Shares acquired upon exercise of any one or more of such Options, SARs of Purchase Authorizations or acceptance of any one or more of the outstanding Bonuses shall be immediately exercisable and vested or no longer subject to the repurchase rights as of such date prior to such merger, similar reorganization or sale of assets as the Board determines.

    12. Investment Representations; Transfer Restrictions. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or SAR or to a Purchase Authorization or receipt of shares as a Bonus, to give written assurance in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

    13.  Definitions.

         (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.

         (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as heretofore and hereafter amended.


                              Page 17 of 29 Pages

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         (c)  The term "parent" shall have, for purposes of  this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

         (d) The term "subsidiary" shall have, for all purposes under this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

    14. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

         (a) that no such termination or amendment shall adversely affect or impair any then outstanding Award or related agreement without the consent of the Participant holding such Award or related agreement; and

         (b) that no such amendment which, pursuant to the Code or regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

    With the consent of the Participant affected, the Board may amend outstanding Awards or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

                              Page 18 of 29 Pages